                                                                     Exhibit 3.1

                              STATE OF DELAWARE

                       OFFICE OF THE SECRETARY OF STATE

                       -------------------------------

         I, EDWARD J. FREEL, SECRETARY OF THE STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNITED INSURANCE COMPANIES, INC.", FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF APRIL, A.D. 1996, AT 12:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.





                                        /s/ EDWARD J. FREEL
                 [SEAL]                 ----------------------------------------
                                        Edward J. Freel, Secretary of State

                                        AUTHENTICATION:  7908865
2051666 8100
                                                  DATE:  04-16-96
960108857

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNITED INSURANCE COMPANIES, INC.


         UNITED INSURANCE COMPANIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: That at a meeting of the Board of Directors of UNITED INSURANCE COMPANIES, INC. resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                                  "ARTICLE IV

                 "The Company is authorized to issue two classes of stock to be designated, respectively, 'Common Stock' and 'Preferred Stock'. The total number of shares which the Company is authorized to issue is Sixty Million (60,000,000), consisting of Fifty Million (50,000,000) shares of Common Stock with a par value of One Cent ($0.01) per share and Ten Million (10,000,000) shares of Preferred Stock with a par value of One Cent ($0.01) per share.

                 "The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of this Company is hereby authorized, within the limitations and restrictions prescribed by law or stated in this Certificate of Incorporation, and by filing a certificate pursuant to applicable law of the State of Delaware, to provide for the issuance of Preferred Stock in series and (i) to establish from time to time the number of shares to be included in each such series; (ii) to fix the voting powers, designations, powers, preferences and relative, participating, optional or other rights, dividend rates, conversion rights, conversion rates, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series."

         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said UNITED INSURANCE COMPANIES, INC. has caused this Certificate to be signed by Richard J. Estell, its Executive Vice President, and Robert B. Vlach, its Secretary, this 16th day of April, 1996.


                              UNITED INSURANCE COMPANIES, INC.


                              By:      /s/ Richard J. Estell
                                      ----------------------------------
                                      Executive Vice President


ATTEST:

 /s/ Robert B. Vlach
- --------------------------
Secretary

STATE OF TEXAS            }
                          }
COUNTY OF DALLAS          }


         On this date, before me, a Notary Public in and for the State of Texas, personally appeared Richard J. Estell and Robert B. Vlach, known to me to be the Executive Vice President and Secretary, respectively, of UNITED INSURANCE COMPANIES, INC., a corporation organized and existing under the laws of the State of Delaware, and acknowledged to me that they executed the foregoing instrument for the purposes and consideration therein expressed, and as the act of said corporation.

         GIVEN UNDER MY HAND AND SEAL of office, this 16th day of April, 1996.



                                              /s/ Peggy G. Simpson
                                              ----------------------------------
                                              Notary Public, State of Texas

                               STATE OF DELAWARE

                        OFFICE OF THE SECRETARY OF STATE

                            --------------------


         I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "UNITED INSURANCE COMPANIES, INC.", FILED IN THIS OFFICE ON THE NINTH DAY OF MAY, A.D. 1995, AT 1 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.


                                            /s/ EDWARD J. FREEL
                                            ------------------------------------
                             [SEAL]         Edward J. Freel, Secretary of State

                                            AUTHENTICATION:    7499816
2051666  8100                                         DATE:    05-09-95

950102394

                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                        UNITED INSURANCE COMPANIES, INC.


         UNITED INSURANCE COMPANIES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY

AS FOLLOWS:

         FIRST: That at a meeting of the Board of Directors of UNITED INSURANCE COMPANIES, INC., resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                 RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Fourth Article thereof so that, as amended, said Article shall be and read as follows:

                                 "ARTICLE FOUR

                 "THE AGGREGATE NUMBER OF SHARES WHICH THE COMPANY SHALL HAVE AUTHORITY TO ISSUE IS FORTY MILLION (40,000,000) CONSISTING OF FORTY MILLION (40,000,000) SHARES OF COMMON STOCK WITH A PAR VALUE OF ONE CENT ($0.01) PER SHARE."


         SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of

Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

         THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, said UNITED INSURANCE COMPANIES, INC. has caused this Certificate to be signed by Richard J. Estell, its Executive Vice President, and Robert B. Vlach, its Secretary, this 9th day of May, 1995.

                                        UNITED INSURANCE COMPANIES, INC.


                                        By:   /s/ RICHARD J. ESTELL
                                             -----------------------------------
                                             Richard J. Estell, Executive
                                             Vice President
ATTEST:


 /s/ ROBERT B. VLACH
- -------------------------------
Robert B. Vlach,  Secretary


STATE OF TEXAS            )
COUNTY OF DALLAS          )

         On this date, before me, a Notary Public, in and for the State of Texas, personally appeared Richard J. Estell and Robert B. Vlach, known to me to be the Executive Vice President and Secretary, respectively, of UNITED INSURANCE COMPANIES, INC., a corporation organized and existing under the laws of the State of Delaware, and acknowledged to me that they executed the foregoing instrument for the purposes and consideration therein expressed, and as the act of said corporation.

         GIVEN UNDER MY HAND AND SEAL of office, this 9th day of May, 1995.


                                           /s/ PEGGY G. SIMPSON
                                          --------------------------------------
                                          Peggy G. Simpson
                                          Notary Public, State of Texas


                                                      PEGGY G. SIMPSON
                                          [SEAL]        Notary Public
                                                        State of Texas
                                                  Commission Expires  11-20-97

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   UGC, INC.

         UGC, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY AS FOLLOWS:

         FIRST: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on December 28, 1984.

         SECOND: The Certificate of Incorporation of the Corporation is amended so that Article One shall read in its entirety as follows:

                                  "ARTICLE ONE

                 The name of the Corporation is
                 UNITED INSURANCE COMPANIES, INC."

         THIRD: The Certificate of Incorporation of the Corporation is amended so that Article Four shall read in its entirety as follows:

                                 "ARTICLE FOUR

                 The aggregate number of shares which the Corporation shall have authority to issue is Ten Million (10,000,000), consisting of Ten Million (10,000,000) shares of common stock with a par value of One cent (1c) per share."

         FOURTH: The foregoing amendments were duly proposed by resolution of the board of Directors and duly adopted by all of the shareholders of the Corporation in accordance with the provisions of Section 242(b) of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 15th day of June, 1985.

                                             UGC, INC. (HEREAFTER TO BE UNITED
                                                  INSURANCE COMPANIES, INC.)

                                        By:  /s/ RONALD L. JENSEN
                                             -----------------------------------
                                             Ronald L. Jensen, President and
                                               Chairman of the Board of
                                               Directors of the Corporation


Attest:



/s/ LEE STRAHAN
- --------------------------
Lee Strahan, Secretary

                             CERTIFICATE OF MERGER

                                       OF

                          UNITED GROUP COMPANIES, INC.

                                      INTO

                                   UGC, INC.

         THE UNDERSIGNED CORPORATIONS DO HEREBY CERTIFY:

         FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                 NAME                             STATE OF INCORPORATION
                 ----                             ----------------------
       United Group Companies, Inc.                      Texas
       UGC, Inc.                                        Delaware

         SECOND: That an Agreement and Plan of Merger among the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with subsection (c) of Section 252, of the General Corporation Law of the State of Delaware.

         THIRD: That the name of the surviving corporation is UGC, Inc.

         FOURTH: That the surviving corporation is incorporated in the State of Delaware and that the certificate of incorporation of UGC, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

         FIFTH: That the executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation and that the address of the principal place of business of the surviving corporation is 2121 Precinct Line Road, Suite 202, Hurst, Texas 76053.

         SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

         SEVENTH: That the authorized capital stock of each constituent corporation which is not incorporated in the State of Delaware is as follows:

                Name                                Authorized Capital Stock
                ----                                ------------------------
     United Group Companies, Inc.                   500,000 shares common
                                                    par value $1.00

         EIGHTH: That this Certificate of Merger shall be effective on March 31, 1985.

Dated: March 29, 1985

ATTEST:                                         UNITED GROUP COMPANIES, INC.


/s/ LEE STRAHAN                                 /s/ RONALD JENSEN
- ------------------------                        --------------------------
Lee Strahan, Secretary                          Ronald Jensen, President


ATTEST:                                         UGC, INC.


/s/ LEE STRAHAN                                 /s/ RONALD JENSEN
- -----------------------                         --------------------------
Lee Strahan, Secretary                          Ronald Jensen, President

                               ARTICLES OF MERGER
                                       OF
                       DOMESTIC AND FOREIGN CORPORATIONS

         Pursuant to the provisions of Article 5.07 of the Texas Business Corporation Act, the undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging them into one of such corporations.

         1. The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

          NAME OF CORPORATION                     STATE
          -------------------                     -----
         United Group Companies, Inc.              Texas
         UGC, Inc.                                Delaware

         2. The laws of the state under which such foreign corporation is organized permit such merger.

         3. The name of the surviving corporation is UGC, Inc., and it is to be governed by the laws of the State of Delaware.

         4. There is attached hereto as Exhibit A a copy of the Certificate of Merger being filed on the date hereof in the State of Delaware.

         5. The Plan of Merger, which was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the Texas business Corporation Act and approved by the undersigned foreign corporation in the manner prescribed by the laws of the state under which it is organized, is set forth in Exhibit B which is attached hereto and hereby incorporated herein.

         6. As to each of the undersigned corporations, the number of shares outstanding, and the designation and number of outstanding shares of each class entitled to vote as a class on such Plan, are as follows:

                                   Number of         Entitled to      Vote as a Class
        Name of                     Shares           Designation       Number of
      Corporation                 Outstanding         of Class          Shares

United Group Companies, Inc.       120,000           Common Stock        120,000
UGC, Inc.                              100           Common Stock            100

         7. The shareholders of each of the undersigned corporations voted unanimously for such Plan.

         8. UGC, Inc., the surviving corporation hereby: (a) agrees that it may be served with process in the State of Texas in any proceeding for the enforcement of any obligation of the undersigned domestic corporation and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation; (b) irrevocably appoints the Secretary of State of Texas as its agent to accept service of process in any such proceedings; and (c) agrees that it will promptly pay to the dissenting shareholders of such domestic corporation the amount, if any, to which they shall be entitled under the provisions of the Texas Business Corporation Act with respect to the rights of dissenting shareholders.


Dated: March 29, 1985

ATTEST:                                       UNITED GROUP COMPANIES, INC.


                                              By  /s/ RONALD JENSEN
- -----------------------------                   --------------------------------
Lee Strahan, Secretary                          Ronald Jensen, President


ATTEST:                                       UGC, INC.


                                              By  /s/ RONALD JENSEN
- -----------------------------                   --------------------------------
Lee Strahan, Secretary                          Ronald Jensen, President

State of Texas

County of Tarrant

         The undersigned notary public does hereby certify that on this 28th day of March, 1985, personally appeared before me Ronald Jensen who, being by me first duly sworn, declared that he is the President of UGC, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                            /s/ RISA NICHOLS
                                            ------------------------------
                                            Notary Public in and for
                                            Tarrant County, Texas



State of Texas

County of Tarrant

         The undersigned notary public does hereby certify that on this 28th day of March, 1985, personally appeared before me Ronald Jensen who, being by me first duly sworn, declared that he is the President of United Group Companies, Inc., that he signed the foregoing document as President of the corporation, and that the statements therein contained are true.


                                            /s/ RISA NICHOLS
                                            ------------------------------
                                            Notary Public in and for
                                            Tarrant County, Texas

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   UGC, INC.


         The undersigned natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation (hereinafter called the "Corporation") pursuant to Section 102 of the General Corporation Law of the State of Delaware, hereby adopts the following Certificate of Incorporation for the Corporation.

                                  ARTICLE ONE

         The name of the Corporation is UGC, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose for which the Corporation is organized is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware, as now existing or hereafter amended.

                                  ARTICLE FOUR

         The aggregate number of shares which the Corporation shall have authority to issue is Five Million (5,000,000), consisting of Five Million (5,000,000) shares of common stock with a par value of One Cent (1 cent) per share.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand and No/100 Dollars ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE SIX

         The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.

                                 ARTICLE SEVEN

         The number of directors constituting the initial board of directors is five (5), and the names and addresses of the persons who are to serve as such initial directors until the first annual meeting of the stockholders or until their respective successors have been duly elected and qualified are:

     Name                                        Address
     ----                                        -------
Ronald L. Jensen                           4612 O'Connor Court
                                           Irving, Texas 75062

John Maurer                                3549 West Northgate, Apt. 2314
                                           Irving, Texas 75062

Marvin Gill                                P.O. Box 1239
                                           Conway, Arkansas 72032

Larry Ballantyne                           13180 Nottingham Court
                                           P.O. Box 112
                                                        Chardon, Ohio 44024

Gary L. Friendman                                      741 Spring Valley Drive
                                                        Hurst, Texas 76054

         Election of directors need not be by written ballot unless so required in the Bylaws of the Corporation.

                                 ARTICLE EIGHT

         The name and mailing address of the incorporator is:

                Name                                Address
                ----                                -------
         Jeffrey I. Gordon                 2000 Pennsylvania Avenue, N.W.
                                           Suite 6500
                                           Washington, D.C. 20006

                                  ARTICLE NINE

         Each outstanding share of common stock of the Corporation is entitled to one (1) vote on each matter submitted to a vote of stockholders of the Corporation. Cumulative voting for the election of directors of the Corporation is expressly prohibited.

                                  ARTICLE TEN

         No stockholder of the Corporation and no other person shall have any preemptive right whatsoever to acquire any securities of the Corporation, except to the extent the board of directors of the Corporation authorizes a preemptive right.

                                 ARTICLE ELEVEN

         The Corporation may directly or indirectly enter into contracts, agreements, understandings or other transactions (i) with its directors, officers, employees or stockholders or in which any one or more of such persons directly or indirectly has an interest; or (ii) with any partnership, corporation or other entity in which any one or more of its directors, officers, employees or stockholders is a member, director, officer, employee, stockholder or otherwise directly or indirectly has an interest. Any such contract, agreement, understanding or other transaction shall not be invalidated or in any way affected adversely by the fact that any officer, director, employee or stockholder has or may have an interest or interests therein or related thereto which are or might be adverse to the best interest of the Corporation, even though the vote or approval of any officer, director, employee or stockholder of the Corporation having such an adverse interest shall have been necessary to obligate the Corporation upon any such contract, agreement, understanding or other transaction; and no director, officer, employee or stockholder having such adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss or liability incurred by the Corporation by reason of any contract, agreement, understanding or other transaction, nor shall any such director, officer, employee or stockholder be accountable to the Corporation, or otherwise, for any gains or profits realized in connection therewith; provided that at the time such contract, agreement, understanding or other transaction is approved by the Corporation, whether by the board of directors, stockholders or duly authorized officers or employees, that any direct or indirect interest of any officer, director, employee or stockholder of the Corporation therein was fully disclosed, and that any such contract, agreement, understanding or other transaction shall not, at the time at which it was entered into, have been in any way fraudulent as to the Corporation or its stockholders.

                                 ARTICLE TWELVE

         The board of directors shall adopt the initial Bylaws of the Corporation. The power to alter, amend or repeal the Bylaws or adopt new Bylaws shall be vested in the board of directors, subject to repeal or change by action of stockholders representing a majority of shares of the Corporation entitled to vote on such repeal or change.

                                ARTICLE THIRTEEN

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

                                ARTICLE FOURTEEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunto set my hand this twenty-sixth
(26th) day of December, 1984, and I affirm the foregoing certificate is my act and deed and that the facts stated therein are true.


                                             /s/ JEFFREY I. GORDON
                                             ----------------------------------
                                             Jeffrey I. Gordon, Incorporator